UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 167;240.14a-12

CNB FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

P.O. Box 42

Clearfield, PA 16830

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNB FINANCIAL CORPORATION will be held at the County National Bank, One South Second Street, Clearfield, Pennsylvania 16830 on Tuesday, April 20, 2004, at 2:00 P.M. for the following purposes:

1.	ELECTION OF DIRECTORS: The election of three Class 2 directors to serve until the Annual Meeting in the year 2007 or until their respective successors are elected and qualified.

2.	TRANSACTION OF OTHER BUSINESS: To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed March 10, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

The annual report to shareholders for the year ended December 31, 2003, the Proxy Statement and form of proxy for the meeting are enclosed.

YOU ARE URGED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. PLEASE RETURN THE PROXY AS PROMPTLY AS POSSIBLE. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY SO NOTIFYING THE SECRETARY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

/s/ Joseph B. Bower, Jr.

Joseph B. Bower, Jr. Secretary and Treasurer

Clearfield, Pennsylvania

March 17, 2004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

TUESDAY, APRIL 20, 2004

CNB Financial Corporation (the “Corporation”) is a Pennsylvania business corporation and a bank holding company registered with the Federal Reserve Board having its principal offices at County National Bank, Clearfield, Pennsylvania 16830. The subsidiaries of the Corporation are County National Bank (the “Bank”), CNB Investment Corporation, County Reinsurance Company and CNB Insurance Agency.

The enclosed proxy is being solicited by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held April 20, 2004. The cost of preparing, assembling and mailing the notice of annual meeting, proxy statement and form of proxy is to be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, directors, officers or other employees of the Corporation may solicit proxies personally or by telephone and the Corporation may request certain persons holding stock in their names or in the names of their nominees to obtain proxies from and send proxy material to the principals and will reimburse such persons for their expenses in so doing. The date on which this proxy statement and the accompanying form of proxy was mailed to shareholders was March 15, 2004.

A quorum for the transaction of business at the annual meeting will require the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the total number of votes entitled to be cast on a particular matter to be acted upon at the meeting. Abstentions and broker non-votes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes and are not counted in determining the number of votes cast on any matter.

The enclosed proxy is revocable at any time prior to the actual voting of such proxy by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with the Secretary of the Corporation. In the event your proxy is mailed and you attend the meeting, you have the right to revoke your proxy and cast your vote personally. All properly executed proxies delivered to us pursuant to this solicitation will be voted at the meeting in accordance with your instructions, if any. Unless otherwise directed, proxies will be voted FOR the election as directors of the three nominees named under the caption “Election of Directors” herein. The Board of Directors is not aware of any other matters which will be presented for action at the meeting, but the persons named in the proxies intend to vote or act according to their discretion with respect to any other proposal which may be presented for action.

The Board of Directors has fixed the close of business on March 10, 2004, as the record date (the “Record Date”) for determining shareholders entitled to notice of, and to vote at, the meeting. The only securities of the Corporation entitled to vote at the meeting consist of 3,658,809 shares of common stock outstanding on the Record Date.

In the election of directors, each shareholder or a duly authorized proxy will have the right to vote the number of shares owned for each of the three directors to be elected. The three nominees with the highest number of votes will be elected. There is no cumulative voting in the election of directors.

The affirmative vote of a majority of the shares voted on the matter is required for the approval of all other matters, and the shareholders will have one vote for each share held.

To the knowledge of the Corporation, no single shareholder beneficially owned on the Record Date more than five percent (5%) of the outstanding common stock of the Corporation. At the Record Date, all officers and directors of the Corporation as a group beneficially owned 219,256 shares or 6.0%, and no officer or director beneficially owned more than 1%.

1. ELECTION OF DIRECTORS

The Articles of Incorporation of the Corporation provide that the Board of Directors shall consist of not less than nine nor more than twenty-four persons. The Board of Directors has acted to fix the number of directors for the ensuing year at eleven and the number of Class 2 directors at three.

The Articles further provide that the Board shall be classified into three classes with each class consisting of no less than three nor more than eight directors. One class of directors is to be elected annually. The three nominees named below, all of whom are members of the present Board of Directors, are nominated to serve as Class 2 directors to hold office for a three year term expiring at the third succeeding annual meeting (in the year 2007). The persons named in the enclosed proxy will vote FOR the election of the nominees named below unless authority is withheld. Each nominee has consented to be named as a nominee and has agreed to serve if elected. If, for any reason, any of the nominees named below should become unavailable to serve, the enclosed proxy will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

NOMINEES: Three Class 2 directors for a three year term expiring at annual shareholders meeting in the year 2007.

Name	Age	Business Experience (Past Five Years)	Director Since	Shares Beneficially Owned (1) (2)		Acquirable Within 60 Days (1)
Dennis L. Merrey	55	Retired. Formerly President Clearfield Powdered Metals, Inc. (Manufacturer)	6/4/91	21,364	(4)	1,000

William R. Owens	66	Chairman of the Board Formerly Vice President, Secretary and Treasurer CNB Financial Corporation Formerly President and Chief Executive Officer County National Bank	2/15/83	20,000		500

Deborah Dick Pontzer	44	Director of Outreach Services University of Pittsburgh Bradford Campus	6/10/03	355		—

The following Class 1 directors terms expire at the time of the annual meeting in 2005.

William F. Falger	56	President and Chief Executive Officer	4/16/96	3,691	(3)(5)	13,500

		CNB Financial Corporation President and Chief Executive Officer County National Bank		26,350	(6)

James J. Leitzinger	65	President Leitzinger Land Company, Inc. (Real Estate Investments)	10/4/83	10,299	(3)	1,000

Jeffrey S. Powell	39	President J. J. Powell, Inc. (Petroleum Distributor)	12/27/94	14,820	(3)	1,000

Peter F. Smith	49	Attorney at Law	9/12/89	11,610		1,000

James B. Ryan	56	Retired, Formerly Vice President of Sales & Marketing Windfall Products, Inc. (Manufacturer)	2/9/99	9,850		1,000

The following Class 3 directors terms expire at the time of the annual meeting in 2006 (or at age 70 as noted).

Robert E. Brown	62	Vice President E. M. Brown, Inc. (Coal Producer)	2/15/83	18,096	(3)	1,000

James P. Moore (December 8, 2005)	68	Retired, Formerly President and Chief Executive Officer CNB Financial Corporation Formerly Chairman of the Board County National Bank	4/13/82	10,416	(3)(5)	500

Robert C. Penoyer (August 7, 2004)	69	Retired, Formerly President Penoyer Contracting Co., Inc. (Contractor)	2/15/83	10,914	(3)(4)(5)	1,000

Beneficial Ownership of Other Named Executive Officers:
Joseph B. Bower, Jr.	40	Secretary and Treasurer CNB Financial Corporation Executive Vice President Chief Operating Officer and Chief Financial Officer County National Bank		1,996	(3)(4)	5,625

Mark D. Breakey	45	Senior Vice President and Credit Risk Manager County National Bank		647		5,000

Donald E. Shawley	48	Senior Vice President and Senior Trust Officer County National Bank		56,226	(7)	2,625

Richard L. Sloppy	53	Senior Vice President and Senior Loan Officer County National Bank		2,622	(3)(5)	1,207

All Officers and Directors of the Corporation as a group (15 persons) beneficially owned 255,213 or 6.9%, including shares acquirable within 60 days of Record Date.

(1)	Information furnished by directors and executive officers.

(2)	The shares “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission and include shares as to which the individual has or shares voting or investment power on the Record Date.

(3)	This figure includes joint ownership with relatives as to which the director or officer has joint voting or investment powers.

(4)	This figure includes indirect ownership of shares as to which the director or officer has voting or investment powers.

(5)	This figure includes shares through a trust or pension plan agreement.

(6)	This figure includes shared voting rights for shares indirectly held in trust for the Bank’s 401(k) employees’ savings plan.

(7)	This figure includes shared voting rights for shares indirectly held in County National Bank’s Trust Department.

2. OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the annual meeting and does not know of any matter which anyone proposes to present for action at the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held eighteen meetings during 2003. Eleven of the twelve Directors attended the 2003 annual meeting of shareholders.

The Board of Directors of the Corporation and the Board of Directors of the Bank have a number of joint committees that serve both the Corporation and the Bank. These include an Audit Committee, a Personnel Committee, an Executive Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee met four times in 2003. The Audit Committee appoints the Corporation’s independent accountants, reviews and approves the audit plan and fee estimate of the independent public accountants, appraises the effectiveness of the internal and external audit efforts, evaluates the adequacy and effectiveness of accounting policies and financial and accounting management, supervises the internal auditor, pre-approves all audit and any non-audit services, and reviews and approves the annual financial statements. Members of the Audit Committee are Jeffrey S. Powell, Chairman, Dennis L. Merrey, Robert C. Penoyer, Deborah Dick Pontzer, and James B. Ryan. The Corporation’s board adopted a written charter for the Audit Committee on May 3, 2001. It was subsequently reassessed and readopted by the board on August 7, 2003. The current charter is appended to this Proxy Statement as Appendix A.

Audit Committee Independence. In the opinion of the Corporation’s board, the members of the Audit Committee do not have a relationship with the Corporation or any of its affiliates that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. None of them is or has for the past three years been an employee of the Corporation or any of its affiliates; no immediate family members of any of them is or has for the past three years been an executive officer of the Corporation or any of its affiliates; and they otherwise meet the standards for independence required by NASDAQ.

Audit Committee Financial Expert. The Corporation’s board of directors has determined that the audit committee does not have a financial expert serving on the committee, as defined by applicable law. While there are attributes present regarding an understanding of financial statements as well as the ability to assess the proper application of accounting estimates, accruals and reserves, there is no indepth knowledge of generally accepted accounting principles. The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities, at the Corporation’s expense.

Non-Audit Services. The Audit Committee must pre-approve all permitted non-audit services performed by the Corporation’s external audit firm. The Audit Committee may delegate such authority to a subcommittee, provided any decisions of the subcommittee are presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report. The Audit Committee has submitted the following report for inclusion in this proxy statement:

The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2003 and has discussed the audited financial statements with management. The Audit Committee has also discussed with Crowe, Chizek and Company LLP, independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Crowe, Chizek and Company LLP required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence), and has discussed with Crowe, Chizek and Company LLP the independent accountants’ independence. Based on this, the Audit Committee recommended to the board that the audited financial statements be included in CNB Financial Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Jeffrey S. Powell, Chairman Dennis L. Merrey Robert C. Penoyer Deborah Dick Pontzer, James B. Ryan

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Exchange Act of 1934 and shall not be deemed filed under that act.

Executive Compensation Committee

The Executive Compensation Committee consists of Dennis L. Merrey, Chairman; Robert E. Brown; Jeffrey S. Powell and James B. Ryan. The Committee met nine times during 2003. See “EXECUTIVE COMPENSATION—Report of the Executive Compensation Committee.”

Nominating Committee

The Nominating Committee met four times during 2003. The Committee consists of William R. Owens, Chairman; Robert E. Brown; Dennis L. Merrey; James B. Ryan; and Jeffrey S. Powell. The Nominating Committee was established by resolution at the Board of Directors. Its function is to recommend candidates for nomination for election to the Board of Directors. Any shareholder who wishes to have the Committee consider a candidate should submit the name of the candidate, along with any biographical or other relevant information that the shareholder wishes the Committee to consider and the consent of such candidate evidencing his or her willingness to serve as a director, to the President of the Corporation at the address appearing on the first page of this Proxy Statement. All recommendations are subject to the process described below.

Description of Nominating Committee Selection Process

The Committee has the responsibility of reviewing and evaluating candidates for election or appointment to the Board of Directors. The process utilized by the Committee to recommend a candidate consists of first reviewing formal expressions of interest by interested individuals which have been communicated to the Committee. In addition, the Committee obtains input from shareholders, other directors and management regarding other potential candidates who have not indicated interest in a board position.

Utilizing the selection criteria set forth below, the Committee selects a candidate and then conducts an interview in order to further evaluate the individual. Subsequent to the interview the Committee meets to take formal action on the candidate which consists of a recommendation to the Board of Directors for election or appointment. The Board of Directors, exclusive of non-independent directors, either accepts or rejects the Committee recommendation.

Nominating Committee Candidate Selection Criteria

The Nominating Committee utilizes various selection criteria to evaluate a candidate for election or appointment to the Board of Directors. The criteria include but are not limited to the following minimum criteria:

1.	Residency within the primary market area of County National Bank.

2.	Ability and willingness to commit time necessary to fulfill board duties.

3.	Strong interest in or familiarity with the financial services industry.

4.	Successful background in a business or profession representing a constituency within the Bank’s market area.

5.	Character and reputation.

6.	Under the By-Laws: (i) no shareholder is eligible to serve as a director who does not own at least 350 unencumbered shares of the Corporation’s common stock; (ii) no incumbent director may be proposed for nomination to the Board of Directors without approval of 25% of the Board; and (iii) no shareholder, not an incumbent director, may be proposed for nomination to the Board of Directors without approval of two-thirds of the Board.

Directors William R. Owens and William F. Falger are ex officio members of all committees if not otherwise named, except the Audit, Nominating and Executive Compensation Committees as to Mr. Falger.

Communications With Directors

Any shareholder who wishes to communicate with the directors (or with any individual director) should send a letter to the directors as follows: ATTN: Corporate Secretary - Communication to Directors, CNB Financial Corp., PO Box 42, Clearfield, PA 16830. The Corporate Secretary will regularly forward all such correspondence to the directors.

EXECUTIVE COMPENSATION

Report of the Executive Compensation Committee

The Executive Compensation Committee is composed of four non-employee, independent directors selected from the Board of Directors of the Corporation.

The Committee has the overall responsibility for reviewing, establishing, and administering policies which govern executive compensation programs. It determines the compensation of the chief executive officer and recommends to the Board the compensation of all other officers. In discharging these responsibilities, the Committee seeks to maintain a position of “equity” with respect to the balancing of interests of the shareholders with those of the executive officers.

At the request of the Committee, executive officers of the Corporation or Bank may be present at Committee meetings for discussion purposes. However, they have no involvement in the decisions made by the Committee, nor do they have a vote on any matters brought before the group. Independent, outside advisors and consultants may also be used from time to time by the Committee in a similar manner.

Executive Compensation Philosophy & Policy

The written executive compensation philosophy is an integral part of the Executive Compensation Program since it reflects the attitudes of the Board(s) of Directors toward program participation; peer group comparisons, plan design, etc. Within the overall objectives of equity and regulatory compliance, the philosophy serves to guide the deliberations of the Committee and acts as a standard against which plan performance may be measured.

Executive compensation programs are designed to encourage executive decisions and actions that have a positive impact on the Corporation’s overall performance. For that reason, program participation is limited to those individuals who have the greatest opportunity to influence the achievement of strategic corporate objectives.

The pay philosophy defines what the organization will pay for, e.g., performance, job worth, etc. The Committee has established the following parameters for the pay philosophy under the current program:

1.	Base compensation levels for the Corporation’s executive officers that are competitively set relative to companies in the banking industry of comparable size within a multi-state region including Pennsylvania. The Committee also takes into account individual experience and performance of executive officers relative to the specific needs of the Corporation.

2.	Compensation adjustments that are subjective and discretionary on the part of the Committee and the Board(s) of Directors. However, these discretionary adjustments will be made taking into account the overall performance of the Corporation and the individual performance appraisals of the executive officers.

3.	Incentive compensation that is based on overall bank and individual performance. This form of compensation is in addition to base salary and is intended to focus management on the achievement of certain financial goals on a yearly basis. It is also designed to have a portion of the executive officers’ total compensation at risk relative to the performance of the Corporation.

4.	The utilization of “non-qualified” programs, as defined by the Internal Revenue Code, where these programs are appropriate in meeting shareholder, Corporation, and executive officer interests.

5.	Stock incentive plan designed to provide long term incentives with awards that are discretionary by the Board of Directors of the Corporation.

This executive compensation philosophy and policy has been developed to help the Executive Compensation Committee meet the objective of the executive compensation program. To the extent necessary, it will be regularly evaluated and revised in order to meet this objective on an ongoing basis.

Executive Compensation Programs

The primary components of the executive compensation program are base salaries and base benefits. Base salaries are defined by taking into account the job responsibilities of the positions, characteristics of the organization, and comparative salary information compiled and reviewed on an annual basis. The Committee regularly reviews the job assignments of the executive officers and analyzes a variety of annually-developed compensation salary survey information in order to maintain executive officer salaries that are equitable and competitive.

Executive officers participate in the normal benefits programs available to employees of the Bank, e.g., pension plan, savings plan, group life, disability, hospitalization, major medical plans, etc. which do not discriminate in favor of officers and are available to all employees.

Beginning in 1995, the Committee established an Executive Incentive Compensation Plan for executive officers. The purpose of this plan is to provide a direct financial incentive in the form of an annual cash bonus to executives to achieve the Corporation’s annual goals set at the beginning of the fiscal year. The primary measure utilized in the plan is return on average assets with additional measures for loan growth and quality and trust asset growth and profitability. The Plan is reviewed and updated annually.

Beyond the payment of dues to certain service and social organizations, executive officers do not receive any additional perquisites with the exception of a vehicle provided to Mr. Falger at the expense of the Corporation.

Chief Executive Officer Compensation

During 2003, William F. Falger served as President and Chief Executive Officer of CNB Financial Corporation and County National Bank. In determining Mr. Falger’s base salary the Executive Compensation Committee reviewed Mr. Falger’s performance relative to attainment of corporate goals and objectives such as earnings per share, return on assets and return on equity. Also in determining Mr. Falger’s base salary, the Committee took into consideration a comparison of base salaries of chief executive officers of a peer group of financial institutions.

In addition to base salary, Mr. Falger received a cash bonus for 2003 performance equal to 30% of base salary. This bonus was paid based upon the level of earnings of the Corporation in excess of the median level of earnings achieved by all bank holding companies in the United States with assets in excess of $500 million but less than $1.0 billion in accordance with the 2003 Executive Incentive Plan approved in December, 2002.

Mr. Falger was granted an option to purchase 5,000 shares of the Corporation’s common stock under the 1999 Stock Incentive Plan. The option price of these shares is $43.84 per share and the option agreement expires in ten years from the date of the option grant.

The Corporation also provides to Mr. Falger the use of a vehicle as well as the payment of club dues.

2003 Executive Compensation Actions

The Committee reviewed the performance of the Chief Executive Officer and other executive officers and established their base salaries for the ensuing year. The Committee also set the performance targets utilized in the Executive Incentive Compensation Plan. In addition, the Committee reviews the non-qualified benefit plans of the executives. The executive officers of the Corporation and/or the Bank are Joseph B. Bower, Jr. Executive Vice President, Chief Operating Officer and Chief Financial Officer, Mark D. Breakey, Senior Vice President and Credit Risk Manager, Donald E. Shawley, Senior Vice President and Senior Trust Officer and Richard L. Sloppy, Senior Vice President and Senior Loan Officer.

When evaluating the salaries, incentive compensation and benefits of the executive officers for 2003, the Committee utilized a comprehensive survey of financial institutions with total assets between $500 million and $1.0 billion in a multi-state region including Pennsylvania. The Committee used the Bank Holding Company Performance Report prepared by the Federal Reserve Board in establishing performance targets under the 2003 Executive Incentive Compensation Plan. Incentive awards under the Plan were determined using year end 2003 data for the Corporation and data as of September 30, 2003 for the peer group. Incentives were paid in the first quarter of 2004. In addition, the Committee measures and evaluates the total cost of executive compensation as a percentage of the Corporation’s net income. The Committee reviewed the following comparison for the years shown:

Executive Salaries and bonuses	2003 - 11.6%
as a % of Net Income	2002 - 12.2%
2001 - 12.8%
2000 - 13.5%

Employment Contracts

The Corporation has entered into Executive Employment Contracts with Messrs. Falger and Bower that extend to December 31, 2005. Each contract provides for a base salary to be established annually and for increases, stock options and bonuses as may be awarded from time to time by the Board of Directors. Each contract contains a covenant not to compete with the Corporation for three years following termination of employment and a covenant to protect the Corporation’s confidential information. The contracts provide for severance pay in the event of termination without cause, whether or not a change in control has occurred or for voluntary termination under certain specified circumstances following a change in control. The executive officer will be entitled to receive a lump sum cash payment equal to 2.99 times his base salary for the year in which employment ends. An additional 1.5 times the average incentive bonus paid over the last three years would be paid to Messr. Falger.

Code of Ethics

The Board of Directors of the Corporation has approved a Code of Ethics for Officers and the Directors. The Code of Ethics can be found at the Bank’s website, www.bankcnb.com, under the “About Us” heading.

Submitted by the Executive Compensation Committee:

Dennis L. Merrey, Chairman	Robert E. Brown	Jeffrey S. Powell	James B. Ryan

Summary Compensation Table

The following table shows, for the fiscal years ended December 31, 2001, 2002, and 2003, the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each executive officer of the Corporation whose total annual salary and bonus exceeded $100,000 for any of these years.

	Annual Compensation			Other Annual Compensation ($) (1)	Long-Term Compensation	All Other Compensation ($) (2)
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Options (#)
William F. Falger, President and CEO of CNB Financial Corp. President and CEO of County National Bank (3)	2003 2002 2001	233,000 226,000 220,000	69,900 90,400 77,416	— — —	5,000 5,000 5,000	26,441 50,400 46,055

Joseph B. Bower, Jr., Treasurer of CNB Financial Corp. Executive Vice President and CFO of County National Bank (3)	2003 2002 2001	125,000 108,000 100,000	37,500 43,200 35,233	— — —	2,500 2,500 2,500	19,663 16,835 15,934

Mark D. Breakey, Senior Vice President and Credit Risk Manager	2003 2002 2001	108,000 98,000 94,000	24,975 27,563 23,568	— — —	2,000 2,000 2,000	12,610 15,206 14,749

Donald E. Shawley Senior Vice President and Senior Trust Officer	2003 2002 2001	98,500 94,000 90,000	14,775 18,800 18,089	— — —	1,500 1,500 1,500	16,086 14,913 14,542

Richard L. Sloppy Senior Vice President and Senior Loan Officer	2003	96,822	19,158	—	2,000	14,411

(1)	It is the policy of the Corporation to pay dues to certain service and social organizations for the executive officers. The incremental costs of these items were minimal and did not exceed the lesser of 10% of total salary and bonus or $50,000 for any named executive officer.

(2)	Figures stated in this column include contributions to the County National Bank Money Purchase Pension Plan, 401(K) Savings Plan, term life insurance premiums.

(3)	The Corporation has employment contracts with Messrs. Falger and Bower. See “EXECUTIVE COMPENSATION -Employment Contracts.”

Pension Plan

The Corporation does not have a retirement plan. The Bank maintains a non-contributory pension plan called The County National Bank Money Purchase Pension Plan. All active officers and full-time employees, 21 years of age or over, employed by the Bank for one year, are participants in the Plan. The salary contribution per participant is 6% of total salary plus 5.7% of salary in excess of $87,000, but subject to a $200,000 salary limit. The total annual contribution to the retirement plan for the year 2003 was $325,000. Employees become vested after five years service with the Bank. Directors other than active officers are not covered by any retirement plan. Retirement funds are held in trust for each employee. Benefits are determined by the employer’s contribution over the years and the plan earnings. At the time of retirement, the total value is distributed in one lump sum.

Savings Plan

The County National Bank Savings Plan is qualified under Section 401(k) of the Internal Revenue Code. Participants can elect to deposit up to 15% of their annual salary into the Plan. Under the Tax Reform Act, participants’ contributions are limited to $12,000, plus an additional $1,000 for employees age 50 and over, and also subject to the $200,000 compensation limit. All officers and employees of County National Bank, including those named in the Summary Compensation Table set forth herein, are eligible to participate in the Plan. The Bank makes matching contributions dollar-for-dollar of the participant’s salary deferrals up to 3% of compensation and then a fifty-cents on the dollar matching contribution on salary deferrals from 3% to 5% of compensation in the form of corporation stock. The Bank’s total contribution to the savings plan was $171,000 for the year. All participant’s contributions, at the participant’s election, are invested among several mutual fund options maintained by the Bank as Trustee during 2003. The Bank’s contributions to the Savings Plan in 2003 for the accounts of the officers named in the Summary Compensation Table set forth herein is included as All Other Compensation.

Stock Incentive Plan

In 1999, the Corporation’s Board of Directors adopted and the stockholders approved the CNB Financial Corporation Stock Incentive Plan. The purpose of the Plan is to advance the development, growth and financial condition of the Corporation by providing incentives through participation in the appreciation of the capital stock in order to secure, retain and motivate personnel responsible for the operation and management of the Corporation and its subsidiaries. On December 9, 2003, the Board of Directors granted to key officers of the Bank qualified options to purchase shares of the Corporation Common Stock at a price of $43.84 per share. The period of the options is ten (10) years, commencing from the date of the grant. The options are not exercisable until one year from the date of the grant. Shares optioned in 2003 totaled 22,500. The Stock Incentive Plan does not authorize the grant of stock appreciation rights.

Option Grants

The following table sets forth information concerning stock options granted in 2003 under the Stock Incentive Plan to the Chief Executive Officer and the other executives of the Corporation named in the Summary Compensation Table:

Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in 2003	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($)
William F. Falger	5,000	22.2%	43.84	12/9/2013	219,200
Joseph B. Bower, Jr.	2,500	11.1%	43.84	12/9/2013	109,600
Mark D. Breakey	2,000	8.9%	43.84	12/9/2013	87,680
Donald E. Shawley	1,500	6.7%	43.84	12/9/2013	65,760
Richard L. Sloppy	2,000	8.9%	43.84	12/9/2013	87,680

Aggregated Stock Options Exercised During 2003 and Year-End Option Values

The following table sets forth information concerning the exercise during 2003 of options granted under the Stock Incentive Plan by the five most highly compensated executives of the Corporation named in the Summary Compensation Table and options held by them at year end:

Name	Number of Shares Acquired On Exercise	Value Realized on Shares Acquired (1)	Number of Shares Underlying Unexercised Options at December 31, 2003		Value of Unexercised In- the-Money Options on December 31, 2003 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William F. Falger	0	0	11,000	12,500	$196,818	$111,538
Joseph B. Bower, Jr.	1,875	29,156	4,375	6,250	$82,850	$55,769
Mark D. Breakey	0	0	4,125	4,875	$71,268	$41,668
Donald E. Shawley	1,875	35,550	1,875	3,750	$32,025	$33,461
Richard L. Sloppy	375	7,526	937	3,438	$14,836	$18,073

(1)	Represents the difference between the market value on the date of exercise of the shares acquired and the option price of those shares.

(2)	Represents the difference between the aggregate market value at December 31, 2003 of the shares subject to the options and the aggregate option price of those shares.

Supplemental Executive Retirement Plan

The Bank has adopted a non-qualified supplemental executive retirement plan (“SERP”) for certain executives of the Bank to compensate those executive participants in the Bank’s Retirement Plan whose benefits are limited by Section 415 of the Code (which places a limitation on annual benefits at $160,000 in 2003) or Section 401 (a) (17) of the Code (which places a limitation on compensation at $200,000). The SERP provides the designated executives with retirement benefits generally equal to the difference between the benefit that would be available under the Retirement Plan but for the limitations imposed by Code Sections 401 (a) (17) and 415 and that which is actually funded as a result of the limitations.

Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant’s accrued benefit under the SERP. Pre-retirement benefits are payable in 10 equal annual installments. The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of the Bank.

COMPENSATION OF DIRECTORS

Members of the Corporation’s Board of Directors who are not employees of the Corporation or the Bank are paid a monthy retainer fee of $500 and also $200 for attendance at each board meeting and $300 for attendance at each committee meeting. Non-Executive Corporate Board Chairperson is also paid a $500 monthly retainer fee. Members of the Bank’s Board of Directors who are not employees of the Corporation or the Bank are paid $425 for attendance at each Board meeting and $300 for attendance at each committee meeting. Committee Chairpersons were paid $350 for each meeting attended. All Bank Board of Director members are paid a $500 monthly retainer.

CERTAIN TRANSACTIONS

Peter F. Smith is general counsel for the Corporation and the Bank. During the last fiscal year, the Corporation paid Mr. Smith $46,986 for legal services. Directors and officers of the Corporation and certain business organizations and individuals associated with them have been customers of and have had normal banking transactions with County National Bank. All such transactions have been made in the ordinary course of business, on terms substantially equivalent, including interest rates and collateral, to those which prevailed in similar transactions with unrelated persons and do not involve more than the normal risk of collectability or present other unfavorable features.

From time to time, the Corporation and the Bank purchase materials or services from directors or from companies with which directors are associated. Such transactions have been at prices and terms not less favorable to the Corporation than could have been obtained from other suppliers or service providers.

DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN

The Directors approved a Directors and Executive Deferred Compensation Plan. Annually, outside directors can elect the level of participation of their director compensation to be deferred. Executive deferrals can be elected throughout the year up to 10% of base compensation and 100% of all bonuses. All deferred compensation will be a general liability of this Corporation and Bank, respectively. This is a phantom stock plan whereby any appreciation or depreciation in each participants account value will reflect precisely CNB

Financial Corporation common stock performance including cash dividends. Deferred compensation will serve as a funding source for a trust. Investments are expected to closely match the appreciated or depreciated liability. Any variance will be adjusted by an expense or gain to the Corporation or Bank. In addition to the tax advantages to the participants, they are each additionally incented toward the general performance of the Corporation’s common stock. Accounting treatment for this plan is subject to the Financial Accounting Standards Board Statement #123.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records and other information, we believe that all of our directors and executive officers complied during 2003 with the reporting requirements of section 16(a) of the Securities Exchange Act of 1934.

PERFORMANCE GRAPH

The following graph illustrates the performance pattern of the common stock of CNB Financial Corporation as compared to the NASDAQ bank stock index and all NASDAQ U.S. stocks. The index values are market weighted, dividend reinvestment numbers which measure the total return for investing $100 five years ago. This index meets all SEC requirements for showing dividend reinvestment share performance over a five year period. The bank index values qualify as industry specific peer groups for reporting purposes and measure the return to an investor for placing $100 into a basket of stocks and letting that money set with all dividends being reinvested into the stock paying the dividend.

CNB Financial Corporation

Stock Price Performance

CNB Financial Corporation

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
CNB Financial Corporation	100.00	70.54	48.50	76.64	115.78	151.82
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
NASDAQ Bank Index*	100.00	96.15	109.84	118.92	121.74	156.62
SNL NASDAQ Bank Index	100.00	96.08	110.92	120.73	124.18	160.28

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004. Used with permission. All rights reserved. crsp.com.

Source : SNL Financial LC, Charlottesville, VA ©2004	[434] 977-1600

CONCERNING THE INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditors for the Year Ending December 31, 2004. The Corporation’s independent auditor for the fiscal year ended December 31, 2003 was Crowe Chizek and Company LLP (“Crowe Chizek”). The board has selected Crowe Chizek to be the independent auditor for the fiscal year ending December 31, 2004. Representatives of Crowe Chizek are expected to be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

Audit Fees. The aggregate fees billed or estimated to be billed for professional services rendered by Crowe Chizek for the audit of the Corporation’s annual financial statements included in the Form 10 K for the years ended December 31, 2002 and 2003 and for Crowe Chizek’s review of the financial statements included in the Forms 10-Q for the quarters ended March 31, June 30, and September 30, were $74,200 and $81,800, respectively.

Tax Fees. Crowe Chizek prepares the consolidated federal, state and local tax returns for the Corporation. In 2003, the aggregate fees billed or estimated to be billed for the preparation of various federal, state and local income tax returns were $8,600 and $2,500 in fees related to tax planning. In 2002, the aggregate fees billed for the preparation of various federal, state and local income tax returns were $7,900 and $25,000 in fees related to consulting for the new markets and tax credit project.

Audit-Related Fees. The Corporation did not engage Crowe Chizek for any audit-related services for 2002 and 2003.

All Other Fees. The Corporation did not engage Crowe Chizek for any other services during 2002 and 2003.

Auditor Independence. The audit committee of the board believes that the non-audit services provided by Crowe Chizek are compatible with maintaining the auditor’s independence. None of the time devoted by Crowe Chizek on its engagement to audit the financial statements for the year ended December 31, 2003 is attributable to work performed by persons other than full-time, permanent employees of Crowe Chizek. The audit committee is responsible for approving any service provided by Crowe Chizek. The audit service represented 88% of total fees approved for Crowe Chizek.

SHAREHOLDER PROPOSALS

The Board of Directors will consider shareholder proposals for the year 2005 annual meeting. Any shareholder wishing to make a proposal to be considered for inclusion in the proxy statement for the year 2005 annual meeting of shareholders should forward a written copy of such proposal to William F. Falger, President, CNB Financial Corporation, P.O. Box 42, Clearfield, PA 16830 by certified mail, return receipt requested, no later than November 16, 2004.

By Order of the Board of Directors,

/s/ Joseph B. Bower, Jr.

Joseph B. Bower, Jr. Secretary and Treasurer

Clearfield, Pennsylvania

March 17, 2004

APPENDIX A

Audit Committee Charter

PURPOSE

To assist the board of directors in fulfilling its oversight responsibilities for (1) the integrity of the company’s financial statements, (2) the company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the company’s internal audit function and independent auditors. The audit committee will also prepare the report that SEC rules require be included in the company’s annual proxy statement.

AUTHORITY

The audit committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

•	Appoint, compensate, and oversee the work of the public accounting firm employed by the organization to conduct the annual audit. This firm will report directly to the audit committee.

•	Resolve any disagreements between management and the auditor regarding financial reporting.

•	Pre-approve all auditing and permitted non-audit services performed by the company’s external audit firm.

•	Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation.

•	Seek any information it requires from employees-all of whom are directed to cooperate with the committee’s requests-or external parties.

•	Meet with company officers, external auditors, internal auditors or outside counsel, as necessary.

•	The committee may delegate authority to subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full committee at its next scheduled meeting.

COMPOSITION

The audit committee will consist of at least three and no more than six members of the board of directors. The board nominating committee will appoint committee members and the committee chair.

Each committee member will be both independent and financially literate. At least one member may be designated as the “financial expert,” as defined by applicable legislation and regulation. If there is not a “financial expert”, as defined by applicable law, on the Board of Directors, this will be disclosed in the annual proxy statement of CNB Financial Corporation. No committee member shall simultaneously serve on the audit committees of more than two other public companies.

MEETINGS

The committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via teleconference.

The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. If necessary, it will meet separately, periodically, with management, with internal auditors and with external auditors.

It will also meet periodically in executive session. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

RESPONSIBILITIES

The committee will carry out the following responsibilities:

Financial Statement

•	Review significant accounting and reporting issues and understand their impact on the financial statements. These issues include:

•	Complex or unusual transactions and highly judgmental areas

•	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company.

•	Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•	Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

•	Discuss the annual audited financial statements and quarterly financial statements with management and the external auditors, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•	Review disclosures made by CEO and CFO during the Forms 10-K and l0-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the company’s internal controls.

•	Discuss earnings press releases (particularly use of “pro-forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The audit committee does not need to discuss each release in advance.

Internal Control

•	Consider the effectiveness of the company’s internal control system, including information technology security and control.

•	Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommenda-tions, together with management’s responses.

Internal Audit

•	Review with management and the chief audit executive the charter, plans, activities, staffing, and organizational structure of the internal audit function.

•	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the chief audit executive. Upon dismissal of the chief audit executive, ensure that the replacements qualifications meet with the approval of the committee.

•	On a regular basis, meet separately with the chief audit executive to discuss any matters that the committee or internal audit believes should be discussed privately.

External Audit

•	Review the external auditors’ proposed audit scope and approach, including coordination of audit effort with internal audit.

•	Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors. In performing this review, the committee will:

•	At least annually, obtain and review a report by the independent auditor describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues: and (to assess the auditor’s independence) all relationships between the independent auditor and the company.

•	Take into account the opinions of management and internal audit.

•	Review and evaluate the lead partner of the independent auditor.

•	Present its conclusions with respect to the external auditor to the Board.

•	Ensure time rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

•	Present its conclusions with respect to the independent auditor to the full board.

•	Set clear hiring policies for employees or former employees of the independent auditors.

•	On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

Compliance

•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	Establish procedures for:

•	Time receipt, retention, and treatment of complaints received by the listed issuer regarding accounting, internal accounting controls, or auditing matters

•	The confiden-tial, anonymous submission by employees of time listed issuer of concerns regarding questionable accounting or auditing matters.

•	Review the findings of any examinations by regulatory agencies, and any auditor observations.

•	Review the process for communicating the code of conduct to the company’s officers, and for monitoring compliance therewith.

•	Obtain regular updates from management and company legal counsel regarding compliance matters.

REPORTING RESPONSIBILITIES

•	Regularly report to the board of directors about committee activities and issues that arise with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and inde-pendence of the company’s independent auditors, and the performance of the internal audit function.

•	Provide an open avenue of communication between internal audit, the external auditors, and the board of directors.

•	Report annually to the shareholders, describing the committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

•	Review any other reports the company issues that relate to committee responsibilities.

OTHER RESPONSIBILITIES

•	Discuss with management the company’s major policies with respect to risk assessment and risk management.

•	Perform other activities related to this charter as requested by the board of directors.

•	Institute and oversee special investigations as needed.

•	Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

•	Confirm annually that all responsibilities outlined in this charter have been carried out.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 20, 2004

The undersigned hereby appoint Mr. L. Albert Hubler and Mr. J. Carl Ogden and each of them the undersigned’s true and lawful attorneys and proxies (with full power of substitution in each) to vote all stock of CNB Financial Corporation standing in the undersigned’s name(s) at the Annual Meeting of Shareholders to be held at the office of CNB Financial Corporation/County National Bank, One South Second Street, Clearfield, PA 16830 on April 20, 2004 or at any adjournment thereof.

1.  ELECTION OF DIRECTORS:

2.    Transact such other business as may properly come before said meeting.

       IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THE NAMED PROXIES ARE AUTHORIZED TO VOTE THEREON AT THEIR DISCRETION.

This proxy confers authority to vote FOR the three named nominees in the absence of contrary directions. The action of a majority of said attorneys and proxies present and acting at said meeting or adjournment (or the one thereof so present and acting if only one shall be present and acting) shall be the action of said attorneys and proxies.

To elect the Board’s nominees named below to serve as Class 2 Directors until the Annual Meeting in the year 2007.			Number of shares of record on March 10, 2004	Dated		2004

❑ FOR all nominees	❑ FOR all nominees except those which I/we with- hold authority *(see INSTRUCTION below)	❑ WITHHOLD for all nominees

Signature

Signature

Dennis L. Merrey	William R. Owens		Please sign exactly as printed hereon. When signing as attorney, executor, administrator,
Deborah D. Pontzer			trustee, guardian, etc., give full title as such. If stock is held jointly, each joint owner
* INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE NOMINEE’S NAME IN THIS SPACE.			should sign.